UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 11, 2019

MGT Capital Investments, Inc.

Delaware	001-32698	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

512 S. Mangum Street, Suite 408 Durham, NC	27701	(914) 630-7430
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On January 11, 2019, MGT Capital Investments, Inc. (the “Company”), a Delaware corporation, entered into securities purchase agreements (the “Securities Purchase Agreements”) with two investors (each individually an “Investor” and together, the “Investors”), pursuant to which each Investor shall receive 1,000 shares of 12% Series B Preferred Stock with the rights enumerated in Item 5.03 of this Current Report on Form 8-K and a promissory note in the original principal amount of $120,000.00 (each a “Note” and collectively, the “Notes”). The Investors each paid consideration of $90,000.00 for the purchase of the Notes and the preferred stock. The maturity date of each Note is August 1, 2019 and may be extended at the option of the Investors. The outstanding balance of each Note is to be paid in monthly installments of $20,000.00 beginning March 1, 2019. Subject to the terms and conditions set forth in the Notes, the Company may prepay all or any portion of the outstanding balance of the Note at any time without pre-payment penalty. Upon the occurrence of an Event of Default (as defined in the Notes), the outstanding balance shall immediately increase to 120% of the outstanding balance immediately prior to the occurrence of the Event of Default (as defined in the Notes) and the outstanding balance shall become immediately due and payable.

The forgoing terms are qualified in their entirety by the forms of the Securities Purchase Agreements and the Note attached herein as Exhibits 10.1 and 10.2, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is hereby incorporated by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the Securities Purchase Agreements and the information set forth under Item 5.03 regarding the issuance of the 12% Series B Preferred Stock is incorporated by reference into this Item 3.02. The issuance of these securities is being made in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 11, 2019, the Board of Directors of the Company authorized and designated 10,000 shares of the Company’s preferred stock as 12% Series B Preferred Stock. The holders of the 12% Series B Preferred Stock shall be entitled to vote on all matters submitted to stockholders of the Company and shall be entitled to 55,000 votes for each share of 12% Series B Preferred Stock owned. The stated value of the 12% Series B Preferred Stock shall be $120 per share (the “Stated Value”), subject to adjustment. Holders of the 12% Series B Preferred Stock shall be entitled to receive dividends at the discretion of the Board of Directors of the Company, payable quarterly in arrears, in cash at the rate of 12% of the Stated Value per annum and shall be cumulative and accrue without interest. The Company may, at any time, redeem any shares of 12% Series B Preferred Stock at the Stated Value, plus any accrued but unpaid dividends. At any time after the one year anniversary of the Initial Issuance Date, holders may offer to sell, and the Company shall be required to buy, any shares of 12% Series B Preferred Stock at one-half of the Stated Value, plus any accrued but unpaid dividends.

On January 11, 2019, the Board of Directors of the Company filed the Certificate of Designation of the 12% Series B Preferred Stock (the “Certificate of Designation”) with the Delaware Secretary of State.

The foregoing description of the Certificate of Designation is qualified in its entirety by reference to the complete terms and conditions, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.1, and incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
4.1	Certificate of Designation of 12% Series B Preferred Stock of MGT Capital Investments, Inc., filed with the Delaware Secretary of State on January 11, 2019.
10.1	Form of Securities Purchase Agreement, dated as of January 11, 2019
10.2	Form of Promissory Note, dated January 11, 2019.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGT Capital Investments, Inc.

Date: January 14, 2019	By:	/s/ Robert S. Lowrey
	Name:	Robert S. Lowrey
	Title:	Chief Financial Officer